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EXHIBIT 10.83

                         FIRST AMENDMENT TO SPACE LEASE

                            Carr-Gottstein Building

                                 Forcenergy Inc


         This First Amendment to Space Lease, dated this 1st day of May, 1998. between CARR GOTTSTEIN PROPERTIES, a general partnership "Landlord" and FORCENERGY INC, a Delaware corporation, "Tenant" is attached to and made part of that certain Space Lease dated March 5, 1997, between Landlord and Tenant concerning premises located in the Carr-Gottstein Building located at 310 "K" Street, Suite 700, Anchorage, Alaska consisting of approximately 8,328 square feet (Spaced Leased).

         IT IS HEREBY AGREED that the following sections of the above-referenced Space Lease shall be amended as follows:

1. SECTION 1.01(a) DESCRIPTION OF SPACE LEASED.

         With the execution of this amendment, Tenant desires to expand its lease space by 3,987 spare feet, as generally depicted on Exhibit "A-1", attached hereto and by this reference made a part hereof. Upon execution of this First Amendment Tenant's lease space shall consist of a full floor for a total of 12,315 rentable square feet as provided for in Section 12.14(a) of the Lease.

2. SECTION 2.02 COMMENCEMENT OF TERM.

         The term for the expansion space shall commence June 1, 1998, and shall run concurrent with the initial lease term through May 31, 2002.

3. SECTION 12.14 RIGHT TO ADJACENT SPACE.

         With the execution of this First Amendment, Tenant shall have exercised its option for adjacent space. This section of the Lease, in its entirety, shall no longer apply.

4. SECTION 3.01 COVENANT TO PAY RENT.

         Tenant covenants to and shall pay to Landlord in care of Carr Gottstein Properties, 6401 "A" Street, Anchorage, Alaska 99518, or at such other place as Landlord may designate, in advance, on the first day of each calendar month during the term hereof, monthly rent as follows:


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         The monthly rent for the remainder of the initial lease term including the expansion space shall be as follows:

     Lease Term          Rate           Monthly Rent        Annual Rent
     ----------          ----           ------------        -----------
06/01/98 - 05/31/02      $1.75/sf       $21,551.25          $258,615.00


5. SECTION 10.01 CONSTRUCTION OF SPACE LEASED.

         As provided for in Section 12.14(a) of the Lease, Landlord shall provide a Tenant Improvement Allowance in the amount of $63,154.08 for Tenant's expansion of the lease space. The amount of actual costs incurred by Landlord shall be supplied to Tenant within sixty (60) days after the build-out occurs. Tenant shall pay all costs in full which exceed this Tenant Improvement Allowance within thirty (30) days from date of invoice.

         Except as specifically stated above, all the terms, covenants and conditions of the original Space Lease dated March 5, 1997 for the Carr-Gottstein Building shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Space Lease on the day and year first above-written.


                    LANDLORD:           CARR GOTTSTEIN PROPERTIES, a general
                                        partnership

Date: 5/01/98                           By: /s/ Robert A. Mintz
                                            ------------------------------------
                                            Robert A. Mintz
                                            Its Authorized Agent


                    TENANT:            FORCENERGY INC, a Delaware corporation

Date: April 15, 1998                   By: /s/ Stig Wennerstrom
                                           -------------------------------------
                                           Stig Wennerstrom
                                           Its President

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